UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2012

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, FL		33607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 17, 2012, Walter Investment Management Corp. (the “Company”), certain revolving lenders (the “Revolving Lenders”) and Credit Suisse AG, as administrative agent, collateral agent and a letter of credit issuer, entered into an Amendment and Joinder Agreement (the “Amendment and Joinder Agreement”) relating to that certain First Lien Credit Agreement, dated as of July 1, 2011, among the Company, the lenders party thereto, Credit Suisse AG and the other parties party thereto (as amended, supplemented or otherwise modified, the “Walter First Lien Credit Agreement”).

The Amendment and Joinder Agreement provides for an increase in the senior secured revolving credit commitments from $45,000,000 to up to $100,000,000 (the “Revolving Credit Commitment Increase”). The Amendment and Joinder Agreement also provides for the addition of revolving lenders to the credit facility to provide a portion of the Revolving Credit Commitment Increase and to become, if not already, a Revolving Lender for all purposes under the Walter First Lien Credit Agreement.

As of July 17, 2012, the total revolving credit commitment was $90,000,000 (the “Total Revolving Credit Commitment”). The Amendment and Joinder Agreement provides that the Company and the administrative agent (with the consent of any Revolving Lender that has agreed to an increase of its revolving commitments or any lender that will become a Revolving Lender) may enter into a further incremental amendment and joinder agreement to the Walter First Lien Credit Agreement to increase the Total Revolving Credit Commitment to $100,000,000.

Except as set forth in the Amendment and Joinder Agreement, the terms, conditions, obligations, covenants and agreements contained in the Walter First Lien Credit Agreement remain in full force and effect. The Walter First Lien Credit Agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K, filed July 8, 2011, is incorporated herein by reference.

The foregoing description of the Amendment and Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and Joinder Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: July 20, 2012	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment and Joinder Agreement dated as of July 17, 2012.